As filed with the Securities and Exchange Commission on July 6, 2011.

Registration No. 333-[      ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

TOYOTA JIDOSHA KABUSHIKI KAISHA
(Exact name of registrant as specified in its charter)

TOYOTA MOTOR CORPORATION
(Translation of registrant’s name into English)

Japan	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Toyota-cho, Toyota City
Aichi Prefecture 471-8571
Japan
(Address of principal executive offices, including zip code)

2009 EMPLOYEE SHARE OPTION PROGRAM
2010 EMPLOYEE SHARE OPTION PROGRAM

 (Full title of the plans)

Toyota Motor North America, Inc.
9 West 57th Street, Suite 4900
New York, NY 10019-2701
(212) 223-0303
Attention:  Dian Ogilvie

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (5)(6)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	638,000 (3) 663,000 (4)	U.S. $44.03 U.S. $36.83	U.S. $28,091,140 U.S. $24,418,290 U.S. $52,509,430	U.S. $3261.40 U.S. $2835.10 U.S. $6096.50

(1)
Shares of common stock (the “Shares”) are traded in the United States in the form of American Depository Shares (“ADSs”).  Each ADS represents two Shares on deposit with The Bank of New York, as depositary bank (the “Depositary”), and is evidenced by an American Depositary Receipt (an “ADR”) issued by the Depositary.  Separate Registration Statements on Form F-6 (Registration Nos. 333-10790 and 333-138477) have been filed for the registration of the ADSs.

(2)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such number of additional Shares that may become available for purchase pursuant to the plan in the event of certain changes in the outstanding Shares, including mergers, stock dividends, stock splits and reverse stock splits.

(3)	Represents an aggregate of 638,000 shares available for issuance to employees in the United States under the 2009 Employee Share Option Program.
(4)	Represents an aggregate of 663,000 shares available for issuance under the 2010 Employee Share Option Program.
(5)
Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 638,000 shares available under the 2009 Employee Share Option Program and the 663,000 shares available for issuance under the 2010 Employee Share Option Program subject to currently outstanding options are based on the per share weighted average exercise price of the options.  The per share weighted average exercise price for options granted under the 2009 Employee Share Option Program is ¥4,193.  The per share weighted average exercise price for options granted under the 2010 Employee Share Option Program is ¥3,183.

(6)
The exercise price of options awarded under the plans is fixed in Japanese Yen.  For purposes of calculating the filing fee, the exercise price has been converted to U.S. Dollars using the noon buying rate in New York, New York for cable transfers in Yen as certified for customs purposes by the Federal Reserve Bank of New York on August 3, 2009 for options granted under the 2009 Employee Share Option Program and August 2, 2010 for options granted under the 2010 Employee Share Option Program.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                Plan Information.*

Item 2.                                Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated as of their respective dates in this registration statement on Form S-8 (this “Registration Statement”) by reference.

(a)      The Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2011 filed on June 24, 2011 (Commission File No. 001-14948); and

(b)      The description of the Registrant’s Shares, registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in “Item 9.  The Offer and Listing” and “Item 10.  Additional Information,” respectively, of the Form 20-F described in, and incorporated by reference in, paragraph (a) above.

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not required.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Article 330 of the Corporation Act of Japan (the “Corporation Act”) makes the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between Toyota and its directors and corporate auditors.  Section 10, among other things, provides in effect that:

(1) Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2) If a director or a corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

(3) If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4) If a director or a corporate auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 388 of the Corporation Act, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor’s duties.

Toyota maintains insurance on behalf of its directors and corporate auditors against liabilities asserted against them in shareholder derivative or other lawsuits.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See attached Exhibit list.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aichi Prefecture, Japan on the 6th day of July, 2011.

TOYOTA MOTOR CORPORATION

By:	/s/ Tatsuro Ueda
	Name:	Tatsuro Ueda
	Title:	Human Resources Div.
General Manager

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act the undersigned, the duly authorized representative in the United States of Toyota Motor Corporation has signed this Registration Statement or amendment thereto on July 6, 2011.

Toyota Motor North America, Inc.

By:	/s/ Dian Ogilvie
	Name:	Dian Ogilvie
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Tatsuro Ueda as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments and supplements, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of July 6, 2011.

Signature	Capacity

/s/Fujio Cho	Chairman of the Board
Fujio Cho

/s/ Akio Toyoda	President, Member of the Board
Akio Toyoda

/s/ Takeshi Uchiyamada	Executive Vice President, Member of the Board
Takeshi Uchiyamada

/s/ Yukitoshi Funo	Executive Vice President, Member of the Board
Yukitoshi Funo

/s/ Atsushi Niimi	Executive Vice President, Member of the Board
Atsushi Niimi

/s/ Shinichi Sasaki	Executive Vice President, Member of the Board
Shinichi Sasaki

/s/ Satoshi Ozawa	Executive Vice President, Member of the Board
Satoshi Ozawa

/s/ Nobuyori Kodaira	Director / Senior Managing Officer
Nobuyori Kodaira

/s/ Mamoru Furuhashi	Director / Senior Managing Officer
Mamoru Furuhashi

/s/ Takahiko Ijichi	Director / Senior Managing Officer
Takahiko Ijichi

/s/ Yasumori Ihara	Director / Senior Managing Officer
Yasumori Ihara

EXHIBIT INDEX

Number	Title of Exhibit

*4.1	Form of Agreement for the Grant of Options to Acquire Common Shares of Toyota Motor Corporation for participants under the 2009 Employee Share Option Program.

*4.2	Form of Agreement for the Grant of Options to Acquire Common Shares of Toyota Motor Corporation for participants under the 2010 Employee Share Option Program.

4.3
Amended and Restated Articles of Incorporation of the Registrant (English translation) (incorporated by reference to Exhibit 1.1 to Toyota’s Annual Report on Form 20-F for the fiscal year ended March 31, 2011 filed with the SEC on June 24, 2011 (file no. 001-14948)).

4.4
Amended and Restated Regulations of the Board of Directors of the Registrant (English translation) (incorporated by reference to Exhibit 1.2 to Toyota’s Annual Report on Form 20-F for the fiscal year ended March 31, 2011 filed with the SEC on June 24, 2011 (file no. 001-14948)).

4.5
Amended and Restated Regulations of the Board of Corporate Auditors of the Registrant (English translation) (incorporated by reference to Exhibit 3.3 to Toyota’s Registration Statement on Form F-3 filed with the SEC on November 7, 2006 (file no. 333-138469)).

4.6
Amended and Restated Share Handling Regulations of the Registrant (English translation) (incorporated by reference to Exhibit 2.1 to Toyota’s Annual Report on Form 20-F for the fiscal year ended March 31, 2009 filed with the SEC on June 24, 2009 (file no. 001-14948)).

4.7
Form of Deposit Agreement among the Registrant, The Bank of New York, as depositary, and owners and beneficial owners from time to time of American Depositary Receipts, including the forms of American Depositary Receipt (incorporated by reference to Exhibit 1 to Toyota’s Registration Statement on Form F-6 filed with the SEC on November 7, 2006 (file no. 333-138477)).

4.8	Form of ADR (included in Exhibit 4.7).

*5	Opinion and Consent of Nagashima Ohno & Tsunematsu as to the legality of securities being registered.

*23.1	Consent of PricewaterhouseCoopers Aarata.

23.2	Consent of Nagashima Ohno & Tsunematsu (contained in opinion filed as Exhibit 5).

24	Powers of Attorney (contained in the signature page of the Registration Statement).

_____________________________
*  Filed herewith.